UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2011

HOMELAND SECURITY CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-23279	52-2050585
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4601 Fairfax Drive, Suite 1200 Arlington, VA	22203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 528-7073

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On August 19, 2011, Homeland Security Capital Corporation (the “Company”) entered into a definitive Asset Acquisition Agreement (the “Purchase Agreement”) with Nexus Technologies Group, Inc. (“Nexus”), a majority-owned subsidiary of the Company, Corporate Security Solutions, Inc., a wholly-owned subsidiary of Nexus (“Seller”), and Halifax Security, Inc. (“Buyer”), pursuant to which Seller agreed to sell to Buyer substantially all of Seller’s assets (the “Sale”). The closing of the Sale occurred simultaneously with the execution of the Purchase Agreement (the “Closing Date”).
In consideration for the assets acquired, Buyer paid on the Closing Date an aggregate purchase price of $2,796,013 in cash (the “Purchase Price”), which Purchase Price is subject to post-closing working capital adjustments to be determined within 60 days following the Closing Date as set forth in the Purchase Agreement. $300,000 of the Purchase Price was deposited in an escrow account to satisfy any claims for indemnity under the Purchase Agreement, in accordance with the terms of an escrow agreement entered between the parties and the escrow agent (the “Escrow Agreement”).
The Company has used $1,733,917 of the Purchase Price to satisfy certain of its obligations to YA Global Investments, L.P. (the “Lender”) in connection with that certain Forbearance Agreement, dated July 29, 2011, by and among Lender, the Company, Homeland Security Advisory Services, Inc., Celerity Systems, Inc. and Nexus, as previously disclosed by the Company in a Current Report on Form 8-K filed with the Securities and Exchange Commission on August 4, 2011.
The Purchase Agreement contained customary representations and warranties, covenants and indemnification provisions made by each party.
The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Nexus or Seller or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, and this subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.01 Completion of Acquisition or Disposition of Assets.
The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.
Item 8.01 Other Events.
On August 22, 2011, the Company issued a press release announcing the Sale described above under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Neither the filing of the press release as an exhibit to this Current Report on Form 8-K nor the inclusion in the press release of a reference to our internet address shall, under any circumstances, be deemed to incorporate the information available at our internet address into this Current Report on Form 8-K. The information available at our internet address is not part of this Current Report on Form 8-K or any other report filed by us with the SEC.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Asset Acquisition Agreement, dated August 19, 2011, by and among Homeland Security Capital Corporation, Nexus Technologies Group, Inc., Corporate Security Solution, Inc. and Halifax Security, Inc.

99.1	Press release, dated August 22, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOMELAND SECURITY CAPTIAL CORPORATION
By:	/s/ C. Thomas McMillen
	Name:	C. Thomas McMillen
	Title:	Chief Executive Officer

Date: August 23, 2011